Exhibit 10.11(a)

June 1, 2012

PGR Capital LLP

Gilmora House

57-61 Mortimer Street

London W1W 8HS,

UK

Attention:  Casey Grylls

Re:	Management Agreement Renewals

Dear Mr. Grylls:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Emerging CTA Portfolio L.P.

•	CTA Capital LLC.

•	PGR Master Fund L.P

•	Diversified 2000 Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner
Brian Centner Chief Financial Officer & Director

PGR CAPITAL LLP

By:	/s/ Casey Grylls

Print Name:	Casey Grylls

BC/sr